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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-83064, 333-03889, 333-28151 and 333-58907, and Form S-3 No.
333-51625) pertaining to the Targeted Genetics Corporation's 1992 Restated Stock Option Plan and the Targeted Genetics Corporations' Stock Option Plan for Nonemployee Directors and of our report dated February 5, 1999, with respect to the financial statements of Targeted Genetics Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          Ernst & Young LLP

Seattle, Washington
March 8, 1999